EXHIBIT 23.1 - CONSENT OF INDEPENDENT ACCOUNTANTS




          CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Stockholders and Board of Directors
   Mac Filmworks, Inc.
   Shreveport, Louisiana

We hereby consent to the incorporation by reference in this Registration Statement on Form SB-2 our report dated April 8, 2005 included herein for the two years ended December 31, 2004 and the period from November 22, 1994 (Inception) through December 31, 2004.

We also consent to the references to us under the heading "Experts" in such Document.

   //s// MALONE & BAILEY, PC
-------------------------------------
October 25, 2005

Malone & Bailey, PC
www.malone-bailey.com
Houston, Texas